UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2023

NiSource Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16189	35-2108964
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NI	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th ownership interest in a share of 6.50% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, liquidation preference $25,000 per share and a 1/1,000th ownership interest in a share of Series B-1 Preferred Stock, par value $0.01 per share, liquidation preference $0.01 per share	NI PR B	New York Stock Exchange
Series A Corporate Units	NIMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 23, 2023, at the annual meeting of stockholders (the “Annual Meeting”) of NiSource Inc. (the “Company”), the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of common stock from 600 million to 750 million and a corresponding increase to the number of authorized shares of all classes of capital stock from 620 million to 770 million.

The amendment to the Company’s Certificate of Incorporation was filed with the Secretary of State of the State of Delaware and became effective on May 23, 2023 and is attached hereto as Exhibit 3.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Set forth below are the matters acted upon by the stockholders of the Company at the Annual Meeting held on May 23, 2023, as described in the Company’s Proxy Statement filed on April 12, 2023, and the final voting results for each matter.

Proposal 1: Election of Directors. The number of votes cast for and against each nominee, as well as the number of abstentions and broker non-votes, were as follows:

Name of Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Peter A. Altabef	314,974,374	9,094,012	722,008	29,549,068
Sondra L. Barbour	316,484,228	7,605,777	700,389	29,549,068
Theodore H. Bunting, Jr.	316,022,989	8,216,130	551,275	29,549,068
Eric L. Butler	298,137,716	25,909,380	743,298	29,549,068
Aristides S. Candris	312,712,828	11,388,641	688,925	29,549,068
Deborah A. Henretta	295,324,679	28,741,791	723,924	29,549,068
Deborah A.P. Hersman	320,027,497	4,086,065	676,832	29,549,068
Michael E. Jesanis	319,922,946	4,304,866	562,582	29,549,068
William D. Johnson	319,228,570	4,895,969	665,855	29,549,068
Kevin T. Kabat	293,546,598	30,632,893	610,903	29,549,068
Cassandra S. Lee	316,791,547	7,315,903	682,944	29,549,068
Lloyd M. Yates	319,603,565	4,525,976	660,853	29,549,068

Each nominee was elected.

Proposal 2: Approval of Named Executive Officer Compensation on an Advisory Basis. The number of votes cast for and against this matter, as well as the number of abstentions, were as follows:

Votes For	Votes Against	Abstentions
305,346,331	18,496,487	947,576

There were 29,549,068 broker non-votes as to Proposal 2.

Proposal 2 was approved on an advisory basis.

Proposal 3: Approval of the Frequency of Future Advisory Votes on Named Executive Officer Compensation on an Advisory Basis. The number of votes cast for a frequency of “One Year,” “Two Years,” and “Three Years,” as well as the number of abstentions, were as follows:

Votes For One Year	Votes For Two Years	Votes For Three Years	Abstentions
318,849,679	677,586	3,646,683	1,616,446

There were 29,549,068 broker non-votes as to Proposal 3.

For Proposal 3, in light of the vote of the stockholders on this proposal, the Company has determined to hold future advisory votes on named executive officer compensation every year until the next required stockholder vote on the frequency of such votes is held or until the Board of Directors otherwise determines that a different frequency for such advisory votes is in the best interests of the Company’s stockholders.

Proposal 4: Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2023. The number of votes cast for and against this matter, as well as the number of abstentions, were as follows:

Votes For	Votes Against	Abstentions
337,602,727	16,192,305	544,430

There were no broker non-votes as to Proposal 4.

Proposal 4 was approved.

Proposal 5: Approval of an Amendment to the Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock. The number of votes cast for and against this matter, as well as the number of abstentions, were as follows:

Votes For	Votes Against	Abstentions
342,920,633	10,286,634	1,132,195

There were no broker non-votes as to Proposal 5.

Proposal 5 was approved.

Proposal 6: Stockholder Proposal Adopting a Policy Requiring Separation of the Roles of Chairman of the Board and Chief Executive Officer. The number of votes cast for and against this matter, as well as the number of abstentions, were as follows:

Votes For	Votes Against	Abstentions
123,102,697	200,446,939	1,240,758

There were 29,549,068 broker non-votes as to Proposal 6.

Proposal 6 was not approved.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NiSource Inc. dated May 23, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NISOURCE INC.

May 24, 2023	By:	/s/ Kimberly S. Cuccia
Kimberly S. Cuccia
Senior Vice President, General Counsel and Corporate Secretary